Exhibit 10.2

________________________________________________________

REAL ESTATE PURCHASE AGREEMENT

BY AND Between

SOUTHERN HEALTH CORPORATION of Houston, Inc. (“Seller”),

AND

PROGRESSIVE HEALTH OF HOUSTON, LLC (“Buyer”)

________________________________________________________

January 22, 2024

TABLE OF CONTENTS

1.	Agreement to Sell and to Purchase.	1
1.1	Purchase of Trace Real Property	1
1.2	Purchase Price	2
1.3	Prorations	2
1.4	Environmental Report	2
1.5	Title Commitment	2
1.6	Post-Execution Due Diligence	2
2.	Closing.	3
2.1	Actions of Seller at Closing	3
2.2	Actions of Buyer at Closing	4
3.	Representations and Warranties of Seller	5
3.1	Existence and Capacity	5
3.2	Powers; Consents; Absence of Conflicts with Other Agreements, Etc.	5
3.3	Binding Agreement	6
3.4	Casualty Loss	6
3.5	Trace Real Property	6
3.6	Title	8
3.7	Litigation or Proceedings	8
3.8	Environmental Laws	8
3.9	Hill-Burton and Other Liens	9
3.10	Taxes	9
3.11	Insurance	10
3.12	Condition of Buildings and Structures	10
3.13	No Broker	10
3.14	No Additional Warranties	10
3.15	Other Information	10
4.	Representations and Warranties of Buyer	11
4.1	Powers; Consents; Absence of Conflicts With Other Agreements, Etc.	11
4.2	Binding Agreement	11
4.3	Available Capital	11

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4.4	Litigation or Proceedings	11
4.5	Access and Information	12
4.6	Condition of Trace Real Property; No Other Representations.	12
5.	Covenants of Seller Prior to Closing	12
5.1	Information	12
5.2	[Reserved]	13
5.3	Negative Covenant	13
5.4	Governmental Approvals	13
5.5	Surveys	13
5.6	Efforts to Close	13
5.7	Continued Maintenance	13
6.	Covenants of Buyer Prior to Closing	14
6.1	Governmental Approvals	14
6.2	Efforts to Close	14
7.	Conditions Precedent to Obligations of Buyer	14
7.1	Representations/Warranties	14
7.2	Title Policy	14
7.3	Actions/Proceedings	14
7.4	Insolvency	15
7.5	Vesting/Recordation	15
7.6	Closing Deliveries	15
8.	Conditions Precedent to Obligations of Seller	15
8.1	Representations/Warranties	15
8.2	Actions/Proceedings	15
8.3	Closing Deliveries	15
8.4	Trace Real Property Lease Not in Default; Signing Concurrent with Closing under Trace Asset Purchase Agreement	15
9.	Additional Agreements.	16
9.1	Termination Prior to Closing	16
9.2	Reproduction of Documents	16
9.3	Cooperation on Tax Matters	16
10.	Indemnification.	16

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10.1	Indemnification by Buyer	16
10.2	Indemnification by Seller	17
10.3	Notice and Control of Litigation	17
10.4	Notice of Claim	18
10.5	Claims Period	18
10.6	Liability Limits	18
10.7	Effect of Taxes, Insurance and Other Sources of Reimbursement	19
11.	Miscellaneous.	19
11.1	Schedules and Other Instruments	19
11.2	Additional Assurances	20
11.3	Consents, Approvals and Discretion	20
11.4	Legal Fees and Costs	20
11.5	Choice of Law	21
11.6	Benefit/Assignment	21
11.7	No Brokerage	21
11.8	Cost of Transaction	21
11.9	Confidentiality	21
11.10	Public Announcements	22
11.11	Waiver of Breach	22
11.12	Notice	22
11.13	Severability	23
11.14	Gender and Number	23
11.15	Divisions and Headings	23
11.16	Survival	23
11.17	Definition of Certain Terms:	24
11.18	Waiver of Jury Trial	24
11.19	No Inferences	24
11.20	No Third Party Beneficiaries	24
11.21	Entire Agreement/Amendment	25
11.22	Risk of Loss	25
11.23	Seller’s Representative and Buyer’s Representative	25

- iv -

11.24	Damages	25

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SCHEDULES

Description Schedules

Trace Real Property 1.1

Parking 2.2(d)

Consents 3.2(b)

Absence of Conflicts 3.2(c)

No Casualty Loss 3.4

Permitted Encumbrances 3.5

Notice of Violation of Real Estate Law 3.5(a)

Easements and Other Limitations 3.5(c)

Accessibility Laws 3.5(d)

Tenant Leases 3.5(e)

Rent Roll 3.5(f)

Eminent Domain 3.5(g)

Flood Hazards 3.5(h)

Encroachments 3.5(i)

Environmental Laws 3.8

Hill Burton 3.9

Taxes 3.10

Insurance 3.11

Material Defects 3.12

Brokers 3.13

SNF Real Property 5.5

GLOSSARY OF DEFINED TERMS

Description Section

Accessibility Laws 3.5(d)

Actual Fraud 11.17

Affiliate 11.17

Agreement Preamble

Business Day 11.17

Buyer Preamble

Buyer Indemnified Parties 10.2

Buyer’s Representative 11.23

CERCLA 3.8

Clinic or Clinics Recitals

Closing 2

Closing Date 2

Closing Documents 11.17

Crown 11.17

Deductible 10.6

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Environmental Laws 3.8

Forward Looking Materials 3.15

Fundamental Representations 10.5

Hospital Recitals

Indemnified Party 10.3

Indemnifying Party 10.3

Insolvency Event(s) 7.4

Inventory 11.17

Knowledge of Buyer 4

Knowledge of Seller 3

Lien or Liens 3.6

Loss or Losses 10.1

MOB Recitals

New Encumbrances 1.6(b)

New Surveys 5.5

Permitted Encumbrances 3.5

Purchase Price 1.2

RCRA 3.8

Representatives 11.23

Responsible Officers 3

SNF Recitals

SNF Real Property 5.5

Seller Preamble

Seller Indemnified Parties 10.1

Seller’s Agent 3.15

Seller’s Knowledge 3

Seller’s Representative 11.23

Title Company 5.5

Title Policy 5.5

Trace Real Property 1.1

Vacant Land Recitals

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REAL ESTATE PURCHASE AGREEMENT

This Real Estate Purchase Agreement (this “Agreement”) is made and entered into as of this 22nd day of January, 2024, by and between, South Health Corporation of Houston, Inc., a Georgia corporation (“Seller"), and Progressive Health of Houston, LLC, a Mississippi limited liability company ("Buyer").

Whereas Seller owns certain real estate in Houston, Mississippi and other real estate in Okolona Mississippi consisting of:

(a) (i) Trace Regional Hospital (the “Hospital”), (ii) a medical office building (“MOB”), (iii) three (3) medical clinics (collectively “Clinics” and singularly “Clinic”) and (iv) a parcel of vacant land (the “Vacant Land”). The real estate on which Hospital, MOB, two (2) Clinics and the Vacant Land are located is in Houston, Mississippi and the real estate where one additional Clinic is located is in Okolona, Mississippi. The foregoing real estate on which the Hospital, the MOBs, and the Clinics are located, may be collectively referred to herein as the Trace Real Property (as more fully defined in Section 1.1 hereof); and

(b) Trace Extended Care & Rehabilitation, a skilled nursing facility and extended care and rehabilitation center located in Houston, Mississippi (the “SNF”) which is not included in the purchase by Buyer under this Agreement; and

Whereas Buyer desires to purchase from Seller, and Seller desires to sell, transfer and convey to Buyer, the Trace Real Property described in Exhibit A hereto on the terms and conditions set forth in this Agreement.

Now, Therefore, for and in consideration of the premises and the agreements, covenants, representations, and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and to Purchase.

1.1 Purchase of Trace Real Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer and Buyer agrees to purchase from Seller all of Seller's right, title and interest in and to the Trace Real Property, to which immediately prior to the Closing, Seller shall own fee simple title, consisting of: (i) the Hospital and the two Clinics each of which are located at 1002 East Madison Street, Houston, Mississippi 38851; (ii) the MOB located at 105 Hillcrest Street, Houston Mississippi 38851; (iii) the Vacant Land at Hwy. 8 E, Houston, Mississippi and (iv) the Clinic at 518 West Drive, Okolona, Mississippi 38860, in each case according to the current system of numbering and more particularly described on Schedule 1.1 attached to and made a part of this Agreement (collectively, the “Trace Real Property”). The Trace Real Property shall include all improvements thereon, including buildings, structures, fixtures, easements, and estates and rights appurtenant thereto including any subsurface rights to the extent owned by Seller related to mineral, gas, oil and geothermal (retaining, however, to Seller a one-half interest in all such subsurface rights coupled with a waiver of all surface rights).

1.2 Purchase Price. In consideration for the sale of the Trace Real Property by Seller to Buyer (subject only to prorations pursuant Section 1.3) the purchase price of the Trace Real Property is Two Million Dollars ($2,000,000) (the “Purchase Price”) payable to Seller by Buyer in cash at Closing by wire transfer of immediately available funds.

1.3 Prorations. Except as otherwise provided herein, Seller and Buyer shall prorate as of the Closing Date with respect to ad valorem taxes on the Trace Real Property in each case based upon the amounts set forth in the current bills and the number of days in the taxable period prior to the Closing Date and in the taxable period following the Closing Date, and (iii) all utilities servicing the Trace Real Property, including water, sewer, telephone, electricity, and gas service based upon number of days occurring prior to the Closing Date and following the Closing Date during the billing period for each such charge. In the event that the Hospital is not billed or metered separately from the SNF for utilities, including water, sewer, telephone, electricity, and gas service, Seller and Buyer shall prorate each such bill equitably between the Hospital and the SNF based on good faith estimates of their respective uses of such utilities. As the ad valorem taxes with respect to the portion of the Trace Real Property have not been assessed separately from the portion of the real property underlying the SNF, such taxes shall be prorated assuming 40% is allocable to Seller and the balance allocable to Buyer. Buyer shall within a reasonable time following such billing period or taxable period present Seller with evidence of such proration, and Seller shall pay its proration to Lessee within thirty (30) days of receipt.

1.4 Environmental Report. Seller has provided Buyer with a Phase I Environmental Site Assessment dated May 1, 2008 and Buyer has satisfied itself with respect to its inspection and environmental assessment of the Trace Real Property.

1.5 Title Commitment. Buyer may, at its expense, obtain a current title commitment or report for the Trace Real Property issued by a title insurance company (the “Title Company”) acceptable to Buyer to issue a title policy on the Trace Real Property in customary form (the “Title Policy”).

1.6 Post-Execution Due Diligence.

(a) Seller shall deliver to Buyer copies of all documents which come into Seller’s possession (of which Seller’s Representative is or becomes aware) following the Effective Date, if any, which are believed to be material which pertain directly to the development, ownership, or operation of the Trace Real Property within three (3) Business Days of its receipt.

(b) Buyer may object to any new matters (not arising by, through, or under Buyer or any of its Affiliates) appearing in an updated or revised Title Commitment following the Effective Date that did not appear in an earlier version which is not a

Permitted Encumbrance and which would materially adversely affect the Trace Real Property or Buyer’s ability to operate on the Trace Real Property substantially as currently operated by Seller (collectively, the “New Encumbrances”); provided that the presence of any New Encumbrances that Seller fails or is unable to cure entitles Buyer to terminate this Agreement upon written notice to Seller. Notwithstanding the foregoing, under no circumstances shall Buyer be required to object to any existing liens reflected in the Title Commitment.

2. Closing. Subject to satisfaction in material respects or waiver by the appropriate party of the conditions precedent to Closing considered as a whole specified in Section 7 hereof in the case of Buyer’s obligation to close and Section 8 hereof in the case of Seller’s obligation to close, the consummation of the transactions contemplated by and described in this Agreement (the “Closing”) shall take place at 10:00 a.m. local time, at the offices of Smith, Gambrell & Russell, LLP, 1105 West Peachtree Street NE, Suite 1000, Atlanta, GA 30309 or such other location as may otherwise be agreed upon by the parties. The Closing shall occur on July 31, 2024, or on such other date as the parties may mutually agree in writing in writing (the “Closing Date”). Notwithstanding the foregoing, either party may terminate this agreement if the Closing has not occurred on or before August 7, 2024, except for the default or failure of the terminating party in performance of its material obligations hereunder or to proceed with reasonable diligence to effect the Closing.

2.1 Actions of Seller at Closing. At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer of the following:

(a) Limited Warranty Deed(s), fully executed and in recordable form, conveying to Buyer good and marketable fee simple title to the Trace Real Property described in Schedule 1.1 subject only to Permitted Encumbrances unless Seller otherwise removes or cures any such encumbrance after objection thereto by Buyer pursuant to Section 6.2 (as used in this Agreement, “good and marketable fee simple title” shall mean insurable by a regional or national Title Company);

(b) Such instruments and documents reasonably required by Buyer’s Title Company to issue the title policy with respect to the Trace Real Property contemplated by the Title Commitment, including, but not limited to, an affidavit of title in the form reasonably required by the Title Company in order to issue an owner’s policy of title insurance in customary form subject to standard exceptions and Permitted Encumbrances but no other material exceptions other than as otherwise disclosed in this Agreement including Schedules hereto and an Affidavit of Seller’s Residence or other affidavit to comply with; and a Seller’s Affidavit Regarding Brokers in the form reasonably required by the Title Company;

(c) Copies of resolutions duly adopted by the Board of Directors of Seller, authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force as of the Closing, by the appropriate officers of Seller;

(d) Certificates of the President or a Vice President of Seller, certifying that to the best of such officer’s knowledge and belief each covenant and agreement of Seller to be performed or prior to or as of the Closing pursuant to this Agreement has been materially performed and the representations and warranties of Seller, considered as a whole, are true and correct in all material respects on the Closing Date, as if made on and as of the Closing (except to the extent made as of an earlier date, in which case true and correct as of such earlier date) ;

(e) Certificates of incumbency for the officers of Seller executing this Agreement or making certifications for the Closing dated as of the Closing Date;

(f) A certificate of non-foreign status certifying that Seller is not a foreign person for purposes of the Foreign Investment in Trace Real Property Act;

(g) Such other instruments and documents as Buyer shall reasonably request necessary to effect the transactions contemplated hereby.

2.2 Actions of Buyer at Closing. At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

(a) The Purchase Price in accordance with Section 1.2 hereof;

(b) Copies of resolutions duly adopted by Buyer’s managing body or authority, authorizing and approving Buyer’s performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force as of the Closing, by the appropriate officers of Buyer;

(c) Certificates of the president or vice president of Buyer, certifying that to such officer’s best knowledge and belief each covenant and agreement of Buyer to be performed prior to or as of the Closing pursuant to this Agreement has been performed and the representations and warranties of Buyer are true and correct on the Closing Date, as if made on and as of the Closing (except to the extent made as of an earlier date, in which case true and correct as of such earlier date); and

(d) A recordable easement, fully assignable, in form and substance acceptable to Seller and Buyer, which grants (i) to Seller (and any subsequent owner, lessee, assignee or licensee of the real property on which the SNF is currently located (the “SNF Real Property”) and to Buyer (and any subsequent owner, lessee, assignee or licensee of the Trace Real Estate) mutual rights of access for the SNF Real Property and the Trace Real Estate from East Madison St. (both east and west current entrances) permitting use by Seller, Buyer, and any such owner, lessee, assignee, or licensee and their respective customers, staff, employees and visitors and invitees, and (ii) to Seller (and any subsequent owner, lessee, assignee or licensee of the SNF Real Estate) exclusive use by Seller for parking by Seller and/or any such owner, lessee, assignee, or licensee and their customers, staff, employees and visitors and invitees of the parking areas indicated by crosshatching on Schedule 2.2(d) and non-exclusive rights to overflow parking on other parking areas of the Trace Real Property.

(e) Such other instruments and documents as Seller may reasonably deem necessary to effect the transactions contemplated hereby.

3. Representations and Warranties of Seller. The Schedules to this Agreement set forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which schedule relates: it being understood that matters disclosed with respect to one section to this Agreement shall be deemed to be disclosed with respect to any other section to this Agreement where it is reasonably apparent that the matters so disclosed are also applicable to another Section of this Agreement or to this Agreement. For the purposes of this Agreement, “Knowledge of Seller” or “Seller’s Knowledge” means the actual knowledge (exclusive of imputed knowledge) of one or more of the following: Sheila Brockman, Mark J. Stockslager, and Robert M. Thornton, Jr., (collectively, the “Responsible Officers”) as such knowledge may exist as of the date hereof and as of the Closing Date. As of the date hereof, and, when read in light of the Schedules to this Agreement as and to the extent updated in accordance with the provisions of Section 12.1 hereof, as of the Closing Date, Seller represents and warrants to Buyer the following:

3.1 Existence and Capacity. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Georgia. Seller has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to conduct its business substantially as now being conducted.

3.2 Powers; Consents; Absence of Conflicts with Other Agreements, Etc. The execution, delivery, and performance of this Agreement by Seller, and all other agreements referenced herein, or ancillary hereto, to which Seller is a party, and the consummation of the transactions contemplated herein by Seller:

(a) are within its corporate powers, are not in contravention of law or of the terms of its organizational documents, and have been duly authorized by all appropriate corporate action;

(b) except as provided in Section 5.4 below or as set forth on Schedule 3.2(b) to this Agreement, do not require any approval or consent of, or filing by Seller, with, any government entity bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

(c) except as set forth on Schedule 3.2(c) to this Agreement, to Seller’s Knowledge, will neither materially conflict with, nor result in any breach or contravention of, or the creation of any lien, charge, or encumbrance under, any debt instrument or other indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound; and

(d) will not to Seller’s Knowledge violate any statute, law, rule, regulation or any judgment, writ, injunction, decree, or order of any government entity.

3.3 Binding Agreement. This Agreement and all agreements to which Seller will become a party pursuant hereto are and/or will constitute the valid and legally binding obligations of Seller and are and will be enforceable against Seller in accordance with the respective terms hereof or thereof except as such enforcement may be limited by laws affecting enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.4 Casualty Loss. Except as set forth in Schedule 3.4 to this Agreement, since December 31, 2023, there has not been any material damage, destruction, or casualty Loss in excess of One Hundred Thousand Dollars ($100,000) ($150,000 if covered by insurance) affecting the Trace Real Property.

3.5 Trace Real Property. As of the Closing, Seller will own good and marketable fee simple title to the Trace Real Property, free and clear of any and all liens, encumbrances (exclusive of third-party mineral rights as to a portion of the Trace Real Property) or other material restrictions except those more particularly described in Schedule 3.5 to this Agreement (the “Permitted Encumbrances”). With respect to the Trace Real Property:

(a) Except as described on Schedule 3.5(a) to this Agreement, the Trace Real Property does not, to the Knowledge of Seller, violate in any material respect any applicable ordinance or other law, order, regulation, or requirement except any such violation which would not adversely affect in any material respect the use thereof as currently being used and Seller has not received notice of any condemnation or the like relating to any part of the Trace Real Property or the operation thereof;

(b) In the past five (5) years Seller has not to Seller’s Knowledge, received notice that: (i) the Trace Real Property and its operation violate any applicable zoning ordinances, nor, to Seller’s Knowledge, will Buyer’s operation of the Trace Real Property as presently operated by Seller result in a material violation of any applicable zoning ordinance or the termination of any applicable zoning variance now existing, or (ii) received any written notice that the buildings and improvements constituting part of the Trace Real Property are noncompliant in any material respect with any building codes;

(c) Except as described on Schedule 3.5(c) to this Agreement, to Seller’s Knowledge, the Trace Real Property is subject to no easements, restrictions, ordinances, or such other limitations on title so as to make such property unusable for its current use or the title uninsurable or unmarketable or which materially restrict or impair the use as a healthcare facility as presently operated, marketability or insurability of the Trace Real Property;

(d) Except as described on Schedule 3.5(d) to this Agreement and subject to any applicable “grandfathered” or other pre-existing rights and conditions under the Accessibility Laws (as hereafter defined), the Trace Real Property is, to Seller’s Knowledge, in substantial compliance with the applicable provisions of the Rehabilitation Act of 1973, Title III of the Americans with Disabilities Act, and the provisions of any comparable state statute relative to accessibility (these laws are referred to, collectively, as the “Accessibility Laws”), and there is no pending, or, to Seller’s Knowledge, threatened litigation, administrative action or complaint (whether from a government entity or from any other person, group or entity) relating to compliance of any of the Trace Real Property with the Accessibility Laws;

(e) Except as may be described on Schedule 3.5(e) to this Agreement, there are no tenants or to Seller’s Knowledge other persons or entities occupying any space in the Trace Real Property, other than pursuant to tenant leases described in Schedule 3.5(e) to this Agreement and, except as described on Schedule 3.5(e) to this Agreement, no tenants have paid rent in advance for more than one month and no improvement credit or other tenant allowance of any material amount is owed to any tenant, nor to Seller’s Knowledge is any landlord improvement work required, except as disclosed in Schedule 3.5 to this Agreement;

(f) Schedule 3.5(f) to this Agreement sets forth to Seller’s Knowledge a complete and correct in material respects “rent roll” which sets forth for any leases of Trace Real Property: (i) the names of then current tenants; (ii) the rental payments for the then current month under each of the leases; (iii) a list of all then delinquent rental payments; (iv) a list of all material concessions granted to tenants; (v) a list of all tenant deposits and a description of any application thereof, and (vi) a list of all uncured material defaults under the leases known to Seller;

(g) Except as described on Schedule 3.5(g) to this Agreement, Seller has not received any written notice of any existing, proposed or contemplated plans to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Trace Real Property or that would adversely affect the current use of any part of the Trace Real Property;

(h) Except as described on Schedule 3.5(h) to this Agreement, the Trace Real Property is not located within a one hundred year flood plain or an area identified by the Secretary of Housing and Urban Development as having “special flood hazards,” as such term is used in the National Flood Insurance Act of 1968, as amended and supplemented by The Flood Disaster Protection Act of 1973, and in regulations, interpretations and rulings thereunder; and

(i) Except as described on Schedule 3.5(i) to this Agreement, the existing improvements located upon the Trace Real Property do not, to Seller’s Knowledge, encroach upon adjacent premises or upon existing utility company easements and existing restrictions are not violated by the improvements located on the Trace Real Property.

3.6 Title. As of the Closing, Seller shall own and hold good and marketable title to the Trace Real Property and good and valid title (warranted only for acts of Seller) to its other material assets, subject to no mortgage, lien, pledge, security interest, conditional sales agreement, right of first refusal, option, restriction, liability, encumbrance, or charge (collectively “Liens” and individually each a “Lien”) other than the Permitted Encumbrances.

3.7 Litigation or Proceedings. There is no litigation pending, to the Seller’s Knowledge, threatened, with respect to the Trace Real Property. Seller is not in default in any material respect under any order of any court or government entity wherever located related to the Trace Real Property. There are no investigations or actions, claims, suits or proceedings pending against Seller, or the Trace Real Property, or, to the Knowledge of Seller, threatened against Seller with respect to the Trace Real Property, at law or in equity before or by any court or government entity wherever located.

3.8 Environmental Laws. As of the Closing, except as set forth on Schedule 3.8 to this Agreement, to the Knowledge of Seller: (i) the Trace Real Property is in substantial compliance with applicable federal, state or local, laws or orders pertaining to protection of human health and safety or the environment (collectively, “Environmental Laws”), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), and the Resource Conservation and Recovery Act, as amended (“RCRA”) and (ii) neither Seller nor Seller has received any notice alleging or asserting either a violation of any Environmental Law or a legal obligation to investigate, assess, remove, or remediate any property, including but not limited to the Trace Real Property, under or pursuant to applicable Environmental Law. Except as set forth on Schedule 3.8 to this Agreement hereto, to Seller’s Knowledge, no Hazardous Substances (which for purposes of this Section 3.8 to this Agreement shall mean and include polychlorinated biphenyls, asbestos, and any substances, materials, constituents, or wastes which are regulated by any Environmental Law, including, without limitation, CERCLA and RCRA) have been during Crown’s ownership of Seller, and through the Closing Date will be, possessed, managed, processed, released, handled, disposed of on or released or discharged from or onto, or threatened to be released from or onto, the Trace Real Property (including groundwater) by Seller in material violation of any applicable Environmental Law. Except as set forth on Schedule 3.8 to this Agreement hereto, during Crown’s ownership of Seller, Seller has not allowed, and, to Seller’s Knowledge: (x) no prior owners, operators or occupants of the Trace Real Property have allowed, any Hazardous Substances to be discharged, possessed, managed, processed, released, or otherwise handled on the Trace Real Property in a manner which is in material violation of applicable Environmental Laws which has not been subsequently remedied, and (y) Seller has complied in material respects with Environmental Laws applicable to the Trace Real Property. Seller shall promptly notify Buyer should, to Seller’s Knowledge, Seller be or become subject to any Lien, litigation, or threat of litigation relating to any alleged or actual unauthorized release of any Hazardous Substance with respect to any part of the Trace Real Property. Except as set forth on Schedule 3.8 to this Agreement, to the Knowledge of Seller the improvements on the Trace Real Property do not contain regulated asbestos-containing material. Without limiting the generality of the foregoing, to the Knowledge of Seller: (A) any known underground storage tanks located on the Trace Real Property and all information in Seller’s or Seller’s possession relating to the capacity, uses, dates of installation and contents of any such tanks located on the Trace Real Property are identified in Schedule 3.8 to this Agreement; (B) there are no, nor have there ever been, any collection dumps, pits, and disposal facilities or surface impoundments located on the Trace Real Property for the containment of Hazardous Substances except as identified in

Schedule 3.8 to this Agreement; and (C) any existing underground storage tanks have been maintained in material compliance with applicable Environmental Laws.

3.9 Hill-Burton and Other Liens. Except as set forth on Schedule 3.9 to this Agreement, neither Seller nor the Trace Real Property is to Seller’s Knowledge subject to any loans, grants, or loan guaranties pursuant to the Hill-Burton Act program, the Health Professions Educational Assistance Act, the Nurse Training Act, the National Health Planning and Resources Development Act, and the Community Mental Health Centers Act, as amended, or similar laws or acts relating to healthcare facilities. The transactions contemplated hereby will not result in any obligation on Buyer to repay any of such loans, grants or loan guaranties.

3.10 Taxes. Except as otherwise set forth if any on Schedule 3.10 to this Agreement, Seller during its ownership by Crown has filed all federal, state, and local tax returns required to have been filed (all of which were to the Knowledge of Seller) true and correct in all material respects) and have duly paid or made provision for the payment of all taxes (including any interest or penalties and amounts to state unemployment authorities) which are shown due and payable on any tax returns for which, to the Knowledge of Seller, Seller has liability to the appropriate tax authorities. No deficiencies for any of such taxes have been asserted or, to Seller’s Knowledge, threatened and no audit on any such returns is currently under way or, to Seller’s Knowledge, threatened. There are no outstanding agreements by Seller for the extension of time for the assessment of any such taxes. There are no tax liens on any of the Trace Real Property and, to Seller’s Knowledge, no basis exists for the imposition of any such liens (other than for tax liens that arise from taxes not yet due and payable).

3.11 Insurance. Schedule 3.11 to this Agreement identifies Seller’s insurance policies covering the Trace Real Property, which Schedule reflects the identity of insurers, amounts, and coverage. Such policies are in full force and effect. To Seller’s Knowledge, it has given in a timely manner to its insurers any notices required to be given under such insurance policies with respect to any pending claims covered by insurance. No insurer has denied coverage of any such pending claims or actions. Seller has not (a) received any written notice or other communication from any such insurance company canceling any of such insurance policies and to Seller’s Knowledge, no such cancellation or is threatened or (b) to Seller’s Knowledge failed to give any required notice or present any claim which is still outstanding under any of such policies with respect to Seller or Trace Real Property.

3.12 Condition of Buildings and Structures. Except as may be referenced on Schedule 3.12 to this Agreement, the buildings and structures on the Trace Real Property are considered by Seller generally to be in acceptable condition, ordinary wear and tear and obsolescence excepted. Except as expressly set forth in this Agreement, or the instruments of transfer, to Seller’s Knowledge, Schedule 3.5(e) to this Agreement lists any known material noncompliance with applicable building and safety codes in the buildings, structures, facilities and major equipment.

3.13 No Broker. Except for Centric Management Services, LLC or as otherwise as set forth on Schedule 3.13 to this Agreement, Seller has not and will not pay any broker, investment banker, financial advisor or other person or entity on a contingency fee basis in connection with the transactions contemplated by this Agreement.

3.14 No Additional Warranties. THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN ARE THE ONLY REPRESENTATIONS OR WARRANTIES GIVEN BY SELLER. BUYER HEREBY ACKNOWLEDGES THAT, PRIOR TO EXECUTION OF THIS AGREEMENT, IT HAS CONDUCTED OR HAD THE OPPORTUNITY TO CONDUCT ITS OWN INSPECTION AND INVESTIGATION OF THE TRACE REAL PROPERTY AND EXCEPT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT, IS PURCHASING THE TRACE REAL PROPERTY WITH NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, EITHER ORAL OR WRITTEN, MADE BY SELLER OR ANY AGENT OR REPRESENTATIVE OF SELLER.

3.15 Other Information. Buyer agrees that neither Seller nor any directors, officers, managers, employees, attorneys, accountants, brokers, finders, investment advisors or bankers or other agents (“Seller’s Agents”) will have or be subject to any liability to Buyer or any other Person resulting from the provision to Buyer, or Buyer’s use of, any information, document, or material made available to Buyer by Seller in any “data room” (electronic or otherwise), management presentation or any other form in anticipation of the transactions contemplated by this Agreement, other than information, documents, or materials incorporated in or referenced in the representations and warranties contained herein. In connection with Buyer’s inspection and investigation of the Trace Real Property, Buyer may have received from or on behalf of Seller of a budget with respect to the Trace Real Property and other estimates, plans or projections (collectively, “Forward Looking Materials”). Buyer acknowledges that there are material uncertainties inherent in attempting to develop such a budget related to such Forward Looking Materials, Buyer is familiar with such uncertainties, that Seller is not guaranteeing, and Buyer is taking full responsibility for making its own evaluation of, the adequacy, feasibility and accuracy of any such budget or Forward Looking Materials.

4. Representations and Warranties of Buyer. For the purposes of this Agreement, “Knowledge of Buyer” or “Buyer’s Knowledge” means the actual knowledge (exclusive of imputed knowledge) of Quentin Whitwell. As of the date hereof, Buyer represents and warrants to Seller the following:

4.1 Powers; Consents; Absence of Conflicts With Other Agreements, Etc. The execution, delivery, and performance of this Agreement by Buyer and all other agreements referenced herein, or ancillary hereto, to which Buyer is a party, and the consummation of the transactions contemplated herein by Buyer:

(a) are within its powers, are not in contravention of law or of the terms of its organizational documents, and have been duly authorized by all appropriate action;

(b) except as provided in Section 6.1 below, do not require any approval or consent of, or filing with, any government entity bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

(c) will neither conflict with, nor result in any breach or contravention of, or the creation of any lien, charge or encumbrance under, any indenture, agreement, lease, instrument or understanding to which it is a party or by which it is bound; and

(d) will not, to the Knowledge of Buyer, violate any statute, law, rule, regulation or any judgment, writ, injunction, decree, or order of any government entity.

4.2 Binding Agreement. This Agreement and all agreements to which Buyer will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Buyer and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof except as such enforcement may be limited by laws affecting enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.3 Available Capital Buyer will at the Closing have immediately available funds in cash, which are sufficient to pay the Purchase Price and consummate the transactions contemplated in this Agreement.

4.4 Litigation or Proceedings. There is no proceeding pending or, to the Knowledge of Buyer, threatened against Buyer (or any affiliate thereof) (i) with respect to which there is a reasonable likelihood of a determination which, individually, or in the aggregate, would materially hinder or impair the consummation of the transactions contemplated by this Agreement or (ii) which seeks to enjoin or obtain damages in respect to the consummation of the transactions contemplated by this Agreement.

4.5 Access and Information. Buyer and its representatives (a) have had access to and the opportunity to visit and inspect the Trace Real Property and interview the officers of Seller for purposes of conducting a due diligence investigation with respect thereto. Buyer has completed to its satisfaction its independent investigation of the Trace Real Property. In making its determination to proceed with the transactions contemplated by this Agreement, Buyer has relied solely on the results of such independent investigation and on the representations and warranties of Seller expressly and specifically set forth herein.

4.6 Condition of Trace Real Property; No Other Representations.

(a) Notwithstanding anything contained in this Agreement to the contrary, Buyer acknowledges and agrees that neither Seller nor the officers, directors, employees or agents of Seller or any Seller Affiliate or officer or director thereof is making any representations or warranties whatsoever, express or implied, and Buyer is relying exclusively on those expressly given solely by Seller in Section 3 as modified by the Schedules. Buyer further acknowledges and agrees that none of the officers, directors, employees or agents of Seller or any other Seller Affiliate or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller or the Trace Real Property or the transactions contemplated hereby, beyond those provided in Section 3 hereof as modified by the Schedules, and none of the officers, directors, employees or agents of Seller or any Affiliate of Seller or other Person will have or be subject to any liability to Buyer or any other Person resulting from the furnishing to Buyer or its representatives or Buyer’s use of, any such information, in expectation or furtherance of the transactions contemplated by this Agreement.

(b) Buyer specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Seller has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person.

(c) Buyer acknowledges that the representations and warranties contained herein are for risk allocation purposes and that no officer, agent, representative or employee of Seller or of any Affiliate has, or has been given, the express or implied authority to make or negotiate any representations, warranties or agreements not specifically set forth in this Agreement.

5. Covenants of Seller Prior to Closing. Between the date of this Agreement and the Closing (or earlier termination of this Agreement):

5.1 Information. Buyer acknowledges that Seller has made access on a confidential basis available to the authorized representatives of Buyer for inspection of the Trace Real Property and to the books and records of Seller relating to the Trace Real Property, in each case, counsel and representatives of Seller who have knowledge of Seller, or its operations or business, and Trace Real Property; and will make available for inspection by Buyer with such additional financial and operating information as to the business, employees, and properties of Seller as Buyer may from time to time reasonably request. Buyer’s right of access and inspection has been granted subject to being has been exercised in a strictly confidentially manner as not to interfere with the operations of Seller.

5.2 [Reserved].

5.3 Negative Covenant. Seller will not, without the prior written consent of Buyer, no such consent to be unreasonably withheld, delayed or conditioned, intentionally create or assume, or voluntarily permit to exist any material Lien upon the Trace Real Property that cannot be removed or eliminated prior to the Closing Date.

5.4 Governmental Approvals. Seller shall cause Seller to cooperate with the reasonable written requests of Buyer in connection with (i) Buyer and its representatives obtaining any government entity approvals, licenses and permits (or exemptions therefrom) necessary or required to permit Buyer to perform its obligations under this Agreement; and (ii) assist and cooperate with Buyer and its representatives and counsel as reasonably requested in writing in the preparation of any document or other material which is required by any government entity as a predicate to the transactions contemplated herein.

5.5 Surveys. Buyer acknowledges and agrees that (i) Seller has delivered to Buyer copies of all existing surveys in Seller’s possession, which show the Trace Real Property (on which the Hospital, two Clinics, and Vacant Land are located) and the real property on which the SNF is currently located (the “SNF Real Property”) as shown on Schedule 5.5 as a single platted parcel, and (ii) Buyer shall obtain at Buyer’s expense as promptly as practical after the date hereof (not later than February 22, 2024) boundary surveys of the Trace Real Property and the SNF Real Property, both showing the new boundary between the Trace Real Property and the SNF Real Property (the “New Surveys”), which New Surveys shall be consistent with by the marked division lines drawn (in blue) on the plat survey attached as Schedule 1.1 and sufficient for the limited warranty deed and or as required by the Title Company to allow it to issue the Title Commitment.

5.6 Efforts to Close. Seller shall use its best reasonable efforts to satisfy the conditions precedent set forth in Section 7 to the extent that Seller’s action or inaction can control or significantly influence the satisfaction of such conditions, so that the Closing will occur on or before July 31, 2024.

5.7 Continued Maintenance. From the Effective Date through the date of the Closing, Seller shall continue to maintain the Trace Real Property in its present condition, normal wear and tear excluded .

6. Covenants of Buyer Prior to Closing. Between the date of this Agreement and the Closing:

6.1 Governmental Approvals. Buyer shall use its best reasonable efforts to obtain any governmental approvals, licenses and permits (or exemptions therefrom) with respect to the Trace Real Property that are attainable prior to Closing (including waiver of any setback requirement that may be necessary), which are necessary or required to permit Buyer to consummate the transactions contemplated by this Agreement. Seller shall cooperate reasonably with the reasonable written requests of Buyer in obtaining any governmental consents, approvals, and licenses which are necessary and in the preparation of any document or other material which is required by any government entity as a predicate to consummation of the transactions contemplated herein.

6.2 Efforts to Close. Buyer shall use its best reasonable efforts to satisfy all of the conditions precedent set forth in Section 8 to the extent that Buyer’s action or inaction can control or influence the satisfaction of such conditions, so that the Closing will occur on or before July 31, 2024.

7. Conditions Precedent to Obligations of Buyer. Notwithstanding anything herein to the contrary, the obligations of Buyer to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Buyer at the Closing:

7.1 Representations/Warranties. The representations and warranties of Seller contained in this Agreement, when considered as a whole, shall be true and correct in all material respects when read in light of any Schedules to this Agreement (as the same may be updated in accordance with the provisions of Section 11.1 hereof), as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date except for any failure to be true and correct which would not be materially adverse. The covenants and conditions to this Agreement, when considered as a whole, shall have been substantially complied with and performed in material respects except solely for the deliveries of Seller to be tendered on the Closing Date as required by Section 2.1 of the Agreement.

7.2 Title Policy. At the Closing, after Buyer shall have used its best reasonable efforts to obtain, Buyer shall, at its sole cost and expense have obtained, a marked Title Commitment containing standard and no additional exceptions which are material to title to the Trace Real Property other than Permitted Encumbrances or exceptions which are otherwise disclosed in this Agreement (including Schedules hereto) to be issued to Buyer by the Title Company.

7.3 Actions/Proceedings. No action or proceeding before a court or any other government entity having competent jurisdiction shall have been instituted to restrain or prohibit the transactions herein contemplated.

7.4 Insolvency. Seller shall not (i) be in receivership or dissolution, (ii) have made any assignment for the benefit of creditors, (iii) have admitted in writing its inability to pay its debts as they mature, (iv) have been adjudicated a bankrupt, or (v) have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization, or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, nor shall any such petition have been filed against Seller (individually, an “Insolvency Event”, and, collectively, “Insolvency Events”).

7.5 Vesting/Recordation. Seller shall have furnished to Buyer, in form and substance reasonably satisfactory to Buyer, such limited warranty deeds, bills of sale or other instruments of transfer as described in Section 2.2 hereof necessary to transfer to and effect the vesting in Buyer of all Seller’s right, title, and interest in and to the Trace Real Property, in form for recording if such recording.

7.6 Closing Deliveries. Seller shall have made the deliveries required to be made by it under Section 2.1 hereof.

8. Conditions Precedent to Obligations of Seller. Notwithstanding anything herein to the contrary, the obligations of Seller to consummate the transactions described herein are subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent unless (but only to the extent) waived in writing by Seller at the Closing:

8.1 Representations/Warranties. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects and, when read in light of any

Schedules which have been updated in accordance with the provisions of Section 11.1 hereof, as of the Closing Date as though such representations and warranties had been made on and as of such Closing Date. Each and all of the terms, covenants, and conditions of this Agreement to be complied with or performed by Buyer on or before the Closing Date pursuant to the terms hereof shall have been duly complied with and performed in all material respects or waived by Seller at Closing.

8.2 Actions/Proceedings. No action or proceeding before a court or any other government entity having jurisdiction shall have been instituted to restrain or prohibit the transactions herein contemplated.

8.3 Closing Deliveries. Buyer shall have made the deliveries required to be made by it under Section 2.2 hereof.

8.4 Trace Real Property Lease Not in Default; Signing Concurrent with Closing under Trace Asset Purchase Agreement. Immediately prior to the Closing of the purchase and sale of the Trace Real Property hereunder, the Lease between Buyer and Seller pursuant to which Seller shall have leased the Trace Real Property to Buyer on January 22, 2024, shall not be in default thereunder. Concurrent with the execution of this Agreement, the closing of the sale of the Trace Regional Personal Property Assets under and pursuant to that certain Asset Purchase Agreement between Buyer and Seller of even date herewith shall occur or have occurred.

9. Additional Agreements.

9.1 Termination Prior to Closing. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time upon the occurrence of any one of the following: (i) on or prior to the Closing Date by mutual consent of Seller and Buyer; (ii) on the Closing Date by Buyer, if satisfaction of any condition to Buyer’s obligations under Section 7 of this Agreement have not been satisfied (unless the failure results from Buyer’s breaching any material representation or covenant herein) and such condition shall not have been cured in material respects by Seller or waived by Buyer; (iii) on the Closing Date by Seller, if satisfaction of condition to Seller’s obligations under Section 8 of this Agreement have not been satisfied (unless the failure results directly and primarily from Seller’s materially breaching its representations or covenants herein) and such breach shall not have been cured in material respects by Seller or waived by Buyer; (iv) by Buyer or Seller if the Closing Date shall not have taken place by August 7, 2024 unless extended by mutual agreement of Buyer and Seller, provided that the right to terminate pursuant to this subsection (v) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date; or (vi) by Buyer pursuant to Section 10.1 hereof.

9.2 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) the documents delivered at the Closing, and (c) financial information, certificates and other information previously or hereafter furnished to Seller or to Buyer, may, subject to the provisions of Section 11.9 hereof, be reproduced by Seller and by Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Seller and Buyer may destroy any original documents so reproduced. Seller and Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Seller or Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

9.3 Cooperation on Tax Matters. Following the Closing, the parties shall cooperate reasonably with each other and shall make available to the other, as reasonably requested in writing and at the expense of the requesting party, and to any taxing authority, information, records or documents relating to tax liabilities or potential tax liabilities of Seller for all periods on or prior to the Closing and any information which may be relevant to determining the amount payable under this Agreement, and shall preserve all such information, records and documents (to the extent a part of the Assets delivered to Buyer at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof.

10. Indemnification.

10.1 Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller and its Affiliates, and its and their respective officers and employees (collectively, “Seller Indemnified Parties”), from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs) and expenses (including, without limitation, reasonable attorneys’ fees and fees of expert consultants and witnesses) (individually, a “Loss” and collectively, the “Losses”) that such Seller Indemnified Party incurs as a direct result of (i) any misrepresentation or breach of warranty by Buyer under this Agreement, (ii) any breach by Buyer of, or any failure by Buyer to perform any covenant or agreement of, or required to be performed by, Buyer under this Agreement, unless waived by Seller at Closing, or (iii) any of the Retained Liabilities, or (iv) any claim made by a third party with respect to the operation of Trace Real Property on or following the Closing Date including without limitation, any claim that Buyer or its Affiliates violated applicable laws.

10.2 Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer and its Affiliates, and its and their respective officers and employees (collectively, “Buyer Indemnified Parties”), from and against any and all Losses that such Buyer Indemnified Party incurs as a direct result of (i) any misrepresentation or breach of warranty by Seller under this Agreement, OR (ii) any breach by Seller of, or any failure by Seller, to perform any covenant or agreement of, or required to be performed by, Seller under this Agreement, unless waived by Buyer at Closing.

10.3 Notice and Control of Litigation. If any claim or liability is asserted in writing by a third party against a party entitled to indemnification under this Section 10 (the “Indemnified Party”) which would give rise to a claim under this Section 10, the Indemnified Party shall notify the person required to give the indemnity (the “Indemnifying Party”) in writing of the same within five (5) Business Days of receipt of oral or written notice of such assertion of a claim or liability. The Indemnifying Party shall have the right to defend a claim and control the defense, settlement, and prosecution of any litigation with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party, within five (5) Business Days after notice of such claim, fails to assume the defence of such claim, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and at the risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such claim at any time prior to settlement, compromise, or final determination thereof. Anything in this Section 10.3 notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in (but not control) the defence, compromise, and settlement of such claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant to the Indemnified Party of a release from all liability in respect of such claim. The foregoing rights and agreements shall be limited to the extent of any requirement of any third-party insurer or indemnitor. All parties agree to cooperate fully as necessary in the defense of such matters. Should the Indemnified Party fail to notify the Indemnifying Party in the time required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have resulted absent the Indemnified Party’s failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

10.4 Notice of Claim. If an Indemnified Party becomes aware of any breach of the representations or warranties of the Indemnifying Party hereunder or any other basis for indemnification under this Section 10, the Indemnified Party shall notify the Indemnifying Party in writing of the same within forty‑five (45) days after becoming aware of such breach or claim, specifying in detail the circumstances and facts which give rise to a claim under this Section 10. Should the Indemnified Party fail to notify the Indemnifying Party within the time frame required above, the indemnity with respect to the subject matter of the required notice shall be limited to the damages that would have nonetheless resulted absent the Indemnified Party’s failure to notify the Indemnifying Party in the time required above after taking into account such actions as could have been taken by the Indemnifying Party had it received timely notice from the Indemnified Party.

10.5 Claims Period. The Claims Periods hereunder shall begin on the date hereof and terminate as follows: (i) with respect to Buyer’s Losses arising under Section 10.2, the Claims Period shall continue until the second (2nd) anniversary of the Closing Date and (ii) with respect to Seller’s Losses, the Claims Period shall continue until the second (2nd) anniversary of the Closing Date, provided however, in case of each of the foregoing clauses (i) and (ii), that the Fundamental Representations shall survive the Closing indefinitely. Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified in writing of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof. As used herein, the term “Fundamental Representations” shall mean the representations and warranties contained in Section 3.1 (Existence and Capacity), Section 3.2 (Powers; Consents; Absence of Conflicts with Other Agreements, Etc.), Section 3.3 (Binding Agreement), 3.13 (No Broker), Section 4.1 (Powers; Consents, Absence of Conflicts with Other Agreements, Etc.), Section 4.2 (Binding Agreement) and Section 11.7 (No Brokerage).

10.6 Liability Limits. Notwithstanding anything to the contrary set forth in this Agreement, Buyer Indemnified Parties shall not make a claim against Seller for indemnification under this Agreement for Buyer Losses unless and until the aggregate amount of such Buyer Losses exceeds Fifty Thousand Dollars ($50,000) (the “Deductible”) in which event Buyer Indemnified Parties may claim indemnification for Buyer Losses in excess of the Deductible but Buyer may, however, seek specific performance hereof. Notwithstanding anything to the contrary set forth herein, the maximum aggregate liability of Buyer for indemnification or for any other claim by Seller under Section 10.1 of this Agreement shall not exceed the aggregate of the Purchase Price, except in the case of a material breach of the Fundamental Representations. Notwithstanding anything to the contrary set forth herein, the maximum aggregate liability of Seller and/or its Affiliates for indemnification or for any other claim by Buyer against Seller under Section 10.2 of this Agreement shall not exceed the aggregate of the Purchase Price. The limitations contained in this Section 10.6 shall not apply to any indemnification claims arising under Section 10.1(i) or Section 10.2(i) as a result of any Actual Fraud of Buyer or Seller, respectively.

10.7 Effect of Taxes, Insurance and Other Sources of Reimbursement. The amount of any Losses for which indemnification is provided under this Section 10, shall be reduced (a) to take account of any net tax benefit realized arising from the incurrence or payment of any such Loss, (b) by the insurance proceeds received or receivable with respect to any such Loss, and (c) by any other amount recovered from third parties by the Indemnified Party (or its Affiliates) with respect to any Loss. If any Indemnified Party shall have received any indemnification payment pursuant to this Section 10 with respect to any Loss, such Indemnified Party shall file in good faith claims with any insurers to recover reimbursement for any such Losses under any applicable insurance policy and shall pursue such recovery in good faith. If any Indemnified Party shall have received any payment pursuant to this Section 10 with respect to any Loss and has or shall subsequently have received insurance proceeds or other amounts with respect to such Loss, then such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting the amount of any reasonable out-of-pocket expenses incurred by it in procuring such recovery), but not in excess of the amount previously so paid by the Indemnifying Party. If any Indemnified Party shall have received any payment pursuant to this Section 10 with respect to any Loss and has or shall subsequently have a claim against a third party other than any insurer, such Indemnified Party shall, upon request and at the option of the Indemnifying Party either (i) pursue such claim in good faith by adequate proceedings and promptly pay over to the Indemnifying Party the amount so recovered

(after deducting the amount of any reasonable out-of-pocket expenses incurred by it in procuring such recovery) or (ii) effectively assign such claim to the Indemnifying Party which will permit the Indemnifying Party to pursue such claim.

11. Miscellaneous.

11.1 Schedules and Other Instruments. Each Schedule to this Agreement and Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full. From the date hereof until the Closing Date, Seller may update the Schedules to this Agreement and or Buyer may update Buyer’s Schedules, subject to the other party’s approval rights described below. Any other provision herein to the contrary notwithstanding, the Schedules to this Agreement and all other Schedules or, Exhibits, or related document provided for in this Agreement and not delivered at the time of execution of this Agreement or which are incomplete at the time of execution of this Agreement shall be delivered or completed within ten (10) days after the date hereof or prior to the Closing, whichever is sooner. It shall be deemed a condition precedent to the obligations of the parties hereto that any material updating to Schedules, Exhibits or related Document shall meet with the good faith approval of the non-updating party, no such approval to be unreasonably withheld, delayed or conditioned. Each of the parties hereto, acting reasonably and in good faith, shall have three (3) Business Days following the date of receipt of each updating, amendment or change to any such Schedule, Exhibit or related Document within which to approve or disapprove such updating, amendment or change. If within such three (3) Business Day period either party gives written notice to the other of disapproval of any such updating, amendment or change that would have a material and adverse impact (giving the specific reasons therefor) on:

(i) Trace Real Property, or the ability of Buyer to perform its obligations under this Agreement, in the case of an updating, amendment or change proposed by Seller, or

(ii) Seller or the ability of Seller to perform its obligations under this Agreement, in the case of an updating, amendment or change proposed by Buyer,

the other party shall have three (3) Business Days within which to modify or correct or to withdraw the updating, amendment or change disapproved. If the party to whom notice of disapproval is delivered is either unwilling or unable to modify or correct or to withdraw the disapproved updating, amendment or change and thereby remove the reasons for the material and adverse impact specified for disapproval, then the disapproving party shall have three (3) Business Days within which to terminate this Agreement by giving written notice of such termination to the other party in which event this Agreement shall be terminated. Absent any such termination, the proposed updating, amendment or change shall be deemed accepted.

11.2 Additional Assurances. The provisions of this Agreement shall be self‑operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of a party, the other party or parties shall execute such additional instruments and take such additional actions as the requesting party may reasonably deem necessary to effectuate this Agreement. In addition and from time to time after Closing, Seller shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, more effectively to convey and transfer full right, title, and interest to, vest the Trace Real Property in Buyer. Additionally, each party shall cooperate and take reasonable steps to have its present officers and employees cooperate with the other party on and after Closing in furnishing information, evidence, testimony, and other assistance in connection with any action, proceeding, arrangement, or dispute of any nature with respect to matters pertaining to the items subject to this Agreement.

11.3 Consents, Approvals and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by a party, or whenever a party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld, delayed or conditioned and such discretion shall be reasonably exercised.

11.4 Legal Fees and Costs. In the event a party elects to incur legal and other expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the substantially prevailing party will be entitled to recover such expenses, including, without limitation, reasonable attorneys’ fees and costs, expert and accountant fees and costs, and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

11.5 Choice of Law. This Agreement shall be construed in accordance with the internal laws of the State of Georgia without reference to its choice of law rules. By execution of this Agreement, the parties acknowledge and agree that any dispute or claim either party has against the other arising out of or in any way connected with the rights, obligations, or responsibilities contained in the Agreement shall, to the extent such dispute or claim is not resolved through non-judicial means (such as business negotiations or alternative dispute resolution), be litigated in a court in the State of Georgia, and, accordingly, Buyer and Seller hereby freely and voluntarily consent to the jurisdiction and venue of the Superior Court of Cobb County, Georgia, as the proper forum for the resolution of any such dispute or claim with proper federal jurisdiction. The Buyer and Seller hereby freely and voluntarily consent to the jurisdiction and venue of the U.S. District Court for the Northern District of Georgia as proper forum for resolution of any dispute or claim between the parties that may not be brought properly in Superior Court of Cobb County, Georgia.

11.6 Benefit/Assignment. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns. No party may assign this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld, provided that Buyer may, without the prior written consent of Seller, assign its rights and delegate its duties hereunder to an Affiliate, but no such assignment shall relieve Buyer of any of its obligations hereunder except to the extent fully performed by such assignee.

11.7 No Brokerage. Subject to Section 3.14, Buyer and Seller each represent and warrant to the other that it has not engaged a broker in connection with the transactions described herein, except that Seller has engaged Centric Management Services, LLC. Each party agrees to be solely liable for and obligated to satisfy and discharge all loss, cost, damage, or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such party.

11.8 Cost of Transaction. Whether or not the transactions contemplated hereby shall be consummated and except as set forth herein, the parties agree that, except as set forth in Sections 10.1, 10.2, and 11.4: (i) Seller shall pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and legal counsel incurred in connection with the subject matter hereof and any amendments hereto and (ii) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, accountants and legal counsel incurred in connection with the subject matter hereof and any amendments hereto and the cost of survey, title insurance and recording fees.

11.9 Confidentiality. It is understood by the parties hereto that the information, documents, and instruments delivered to Buyer by Seller and its agents and the information, documents, and instruments delivered to Seller by Buyer and its agents are of a confidential and proprietary nature. Prior to Closing Buyer will maintain the confidentiality of all information, documents, or instruments delivered to it by Seller or its agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions, and covenants hereof and will only disclose such information, documents, and instruments to its duly authorized officers, members, directors, representatives, and agents (including consultants, attorneys, accountants, lenders, and financing associates of each party) and any applicable governmental authorities in connection with any required notification or application for approval or exemption therefrom. Buyer agrees that if the transaction contemplated hereby is not consummated, it will return all such documents and instruments and all copies thereof in its possession or under its control to Seller and delete any electronic copies thereof from its files. Each of the parties hereto recognizes that any breach of this Section 11.9 would result in immediate and irreparable harm to Seller and its Affiliates and that therefore either Seller shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash, or otherwise, in addition to pursuing its other legal and equitable remedies. Nothing in this Section 11.9, however, shall prohibit the use of such confidential information, documents, or information for such governmental filings as in the opinion of Seller’s counsel or Buyer’s counsel are required by law or governmental regulations or are otherwise required to be disclosed pursuant to applicable state law.

11.10 Public Announcements. Seller and Buyer mutually agree that no party hereto shall release, publish, or otherwise make available to the public in any manner whatsoever any information or announcement regarding the transactions herein contemplated without the prior written consent of Seller’s and Buyer’s Representatives, except for information and filings reasonably necessary to be directed to Government Entities to fully and lawfully effect the transactions herein contemplated or which are required of SunLink in connection with securities laws. Further, the initial press release regarding the transaction herein contemplated shall be by joint announcement of Seller and Buyer. Thereafter, either party may freely discuss information with third parties with respect to the transactions contemplated by this Agreement which has been publicly disclosed pursuant to the foregoing.

11.11 Waiver of Breach. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

11.12 Notice. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by receipted overnight delivery, when received by email (confirmed by telephone), or five (5) days after being deposited in certified or registered United States mail, with postage prepaid thereon, return receipt requested, addressed as follows:

Seller: Southern Health Corporation of
Houston, Inc.
c/o SunLink Health Systems, Inc.
900 Circle 75 Parkway, Suite 690
Atlanta, GA 30339
Attn.: Robert M. Thornton, Jr.
Telephone: 770-933-7002
Email: robert.thornton@sunlinkhealth.com

With a copy to: Crown Healthcare Investments, Inc.
c/o SunLink Health Systems, Inc.
900 Circle 75 Parkway, Suite 690
Atlanta, GA 30339
Attn.: Sheila Brockman
Email: sheila.brockman@sunlinkhealth.com

With a copy to: Smith, Gambrell & Russell, LLP
1105 West Peachtree Street, N.E.
Suite 1000
Atlanta, Georgia 30309
Attn.: Howard E. Turner
Telephone: 404-815-3594
Email: hturner@sgrlaw.com

Buyer: Progressive Health of Houston, LLC

365 North Lamar, Suite N

Oxford, Mississippi 38655

Email: qw@northmshealth.com

With a copy to: Bell Nunnally

2323 Ross Avenue, Suite 1900

Dallas, Texas 75201

Attn: Ty Johnson

Email: tjohnson@bellnunally.com

or to such other address, and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

11.13 Severability. In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice, or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

11.14 Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

11.15 Divisions and Headings. The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

11.16 Survival. Except as otherwise expressly provided herein, all of the representations, warranties, and post-Closing obligations made by the parties in this Agreement or pursuant hereto in any certificate, instrument, or document shall survive the consummation of the transactions described herein, for a period of twenty-four months from date of Closing. All claims hereunder by Buyer or Seller post-Closing shall be subject to and limited by the provisions of Section 10.1 in the case of Buyer and Section 10.2 in the case of Seller until the second (2nd) anniversary of the Closing Date.

11.17 Definition of Certain Terms: As used in this Agreement the following

“Actual Fraud” means Seller or Buyer, as the case may be, willfully and knowingly committed actual (vs. imputed) fraud against the other party hereto regarding (i) the representations and warranties set forth in Section 3, in the case of Seller or (ii) Section 4, in the case off the representations and warranties set forth in Section 4, in the case of Buyer.

“Affiliate” means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the entity in question, and the term “control means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract, or otherwise.

“Business Day” means any day, excluding a Saturday or Sunday and any other day commercial banks in the City of Atlanta are authorized or required by law to be closed.

“Closing Documents” means those documents executed and delivered by Seller at the Closing pursuant to Section 2 above.

“Crown” means Crown Healthcare Investments, LLC.

11.18 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

11.19 No Inferences. Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

11.20 No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of Buyer and Seller and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other person.

11.21 Entire Agreement/Amendment. This Agreement supersedes all previous contracts or understandings, including any offers, letters of intent, proposals or letters of understanding, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter, and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.

11.22 Risk of Loss. Notwithstanding any other provision hereof to the contrary, the risk of loss in respect of casualty to the Trace Real Property shall be borne by Seller prior to the Closing and by Buyer thereafter.

11.23 Seller’s Representative and Buyer’s Representative. For purposes of this Agreement “Seller’s Representative” shall be Robert M. Thornton, Jr., (and any other person designated by him in writing to Buyer), and “Buyer’s Representative” shall be Quentin

Whitwell (and any other person designated by him in writing to Seller). Such persons shall be collectively referred to herein as “Representatives.” Each Representative may be replaced by a substitute Representative by Seller or Buyer, as applicable, upon written notice to the other party.

11.24 Damages. Neither Party, together with their respective affiliates, directors, officers, employees, or agents shall have any liability of any type (including, but not limited to, contract, negligence and tort liability), for any special, incidental, indirect or consequential damages, including, but not limited to, the loss of opportunity or loss of revenue or profit in connection with or arising out of the transactions contemplated hereby, even if such damages may have been foreseeable.

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In Witness Whereof, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date first above written.

SELLER:

SOUTHERN HEALTH CORPORATION OF HOUSTON, INC.

By:
Name:
Title:

BUYER:

PROGRESSIVE HEALTH OF HOUSTON, LLC,

a Mississippi limited liability company

Robert Q. Whitwell, Jr., Manager

Guaranty

Progressive Health Group, LLC, a Mississippi limited liability company (“PHG”), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby unconditionally and irrevocably guarantee (as primary obligor and not merely as surety) to Seller the payment and performance by Buyer of all Buyer’s obligations under this Agreement. Such guaranty is a continuing guaranty of performance of the obligations of Buyer and shall be binding upon and enforceable against PHG without regard to any change in the status of PHG as indirect owner of Buyer or any amendment or modification to any of the obligations of Buyer under this Agreement. The liability of PHG hereunder shall not be released or diminished by any modification or alteration of the terms of this Agreement or any forbearance, neglect, or delay in seeking performance of the obligations of Buyer or those hereby undertaken by PHG.

PROGRESSIVE HEALTH GROUP, LLC,

a Mississippi limited liability company

Robert Q. Whitwell, Jr., Manager